As filed with the Securities and Exchange Commission on February 5, 2014

Registration No. 333-191187

Registration No. 333-187800

Registration No. 333-152026

Registration No. 333-171150

Registration No. 333-178331

Registration No. 333-184000

Registration No. 333-52919

Registration No. 333-74263

Registration No. 333-50466

Registration No. 333-87162

Registration No. 333-104072

Registration No. 333-128158

Registration No. 333-142661

Registration No. 33-59670

Registration No. 333-00022

Registration No. 333-00024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-191187

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-187800

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-152026

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-171150

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-178331

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-184000

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-52919

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-74263

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-50466

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-87162

Post-Effective Amendment No. 6 to Form S–8 Registration Statement No. 333-104072

Post-Effective Amendment No. 6 to Form S–8 Registration Statement No. 333-128158

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 333-142661

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 33-59670

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-00022

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 333-00024

UNDER

THE SECURITIES ACT OF 1933

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-2760940

(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

19975 Victor Parkway Livonia, Michigan	48125
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED VALASSIS COMMUNICATIONS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

VALASSIS EMPLOYEES’ RETIREMENT SAVINGS PLAN

VALASSIS COMMUNICATIONS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

VALASSIS COMMUNICATIONS, INC. 1992 LONG-TERM INCENTIVE PLAN

VALASSIS COMMUNICATIONS, INC. NON-EMPLOYEE DIRECTORS’ STOCK COMPENSATION PLAN

VALASSIS COMMUNICATIONS, INC. AMENDED AND RESTATED 1992 LONG-TERM INCENTIVE PLAN

VALASSIS COMMUNICATIONS, INC. BROAD-BASED INCENTIVE PLAN

VALASSIS COMMUNICATIONS, INC. 2002 LONG-TERM INCENTIVE PLAN

VALASSIS COMMUNICATIONS, INC. 2005 EXECUTIVE RESTRICTED STOCK PLAN

VALASSIS COMMUNICATIONS, INC. 2005 EMPLOYEE AND DIRECTOR RESTRICTED STOCK AWARD PLAN

ADVO, INC. 2006 INCENTIVE COMPENSATION PLAN, AS AMENDED

VALASSIS COMMUNICATIONS, INC. EMPLOYEES’ 401(K) RETIREMENT SAVINGS PLAN

VALASSIS COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

VALASSIS COMMUNICATIONS, INC. EMPLOYEE AND DIRECTOR RESTRICTED STOCK AWARD PLAN

VALASSIS COMMUNICATIONS, INC. EXECUTIVE RESTRICTED STOCK AWARD PLAN

(Full title of the plans)

Todd L. Wiseley, Esq.

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48125

(Name and address of agent for service)

(734) 591-3000

(Telephone number, including area code, of agent for service)

Copies to:

Carol Anne Huff

R. Henry Kleeman

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

(312) 862-2163

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Valassis Communications, Inc., a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.01 per share, of the Company (the “Shares”) registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Shares offered under certain employee benefit and equity plans and agreements.

Registration No.	Date Filed with the SEC	Name of Equity Plan or Agreement	Shares
333-191187	September 16, 2013	Amended and Restated Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan	1,816,571

333-187800	April 8, 2013	Valassis Employees’ Retirement Savings Plan	750,000

333-152026	June 30, 2008	Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan	7,268,233

333-171150	December 14, 2010	Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan	952,032

333-178331	December 5, 2011	Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan	715,169

333-184000	September 20, 2012	Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan	1,438,116

333-52919	May 18, 1998	Valassis Communications, Inc. 1992 Long-Term Incentive Plan	750,000

333-74263	March 11, 1999	Valassis Communications, Inc. Amended and Restated 1992 Long-Term Incentive Plan	3,325,000

333-50466	November 22, 2000	Valassis Communications, Inc. Broad-Based Incentive Plan	485,000

333-87162	April 29, 2002	Valassis Communications, Inc. Broad-Based Incentive Plan Valassis Communications, Inc. Amended and Restated 1992 Long-Term Incentive Plan	1,030,000 2,390,000

333-104072	March 27, 2003	Valassis Communications, Inc. 2002 Long-Term Incentive Plan	3,500,000

333-128158	September 7, 2005

Valassis Communications, Inc. 2005 Executive Restricted Stock Plan

Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan

Valassis Communications, Inc. Broad-Based Incentive Plan

			150,000 150,000 650,000

333-142661	May 7, 2007	ADVO, Inc. 2006 Incentive Compensation Plan, As Amended	8,022,331

33-59670	March 17, 1993	Valassis Communications, Inc. 1992 Long-Term Incentive Plan Valassis Communications, Inc. Non-Employee Directors’ Stock Compensation Plan	2,788,947

333-00022	January 3, 1996	Valassis Communications, Inc. 1992 Long-Term Incentive Plan	250,000

333-00024	January 3, 1996	Valassis Communications, Inc. Employees’ 401(K) Retirement Savings Plan Valassis Communications, Inc. Employee Stock Purchase Plan Valassis Communications, Inc. Employee and Director Restricted Stock Award Plan Valassis Communications, Inc. Executive Restricted Stock Award Plan	750,000

On December 17, 2013, the Company entered into an Agreement and Plan of Merger with Harland Clarke Holdings Corp., a Delaware corporation (“Parent”), and V Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company with the Company becoming a wholly owned subsidiary of Parent (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law. The Merger became effective on February 4, 2014, pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its Shares pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any Shares which remain unsold at the termination of the offering, the Company hereby removes from registration all Shares registered under the Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on February 5, 2014. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Robert A. Mason
Robert A. Mason Chief Executive Officer